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                                                                   EXHIBIT 10.26

                               AMENDMENT NO. 2 TO
                           CHANGE OF CONTROL AGREEMENT


     This AMENDMENT NO. 2 TO CHANGE OF CONTROL AGREEMENT (the "Amendment") is entered into as of February 15, 2001, by and between Chase Industries Inc., a Delaware corporation ("CBI"), and Michael T. Segraves ("Executive").

                                    RECITALS

     A. CBI and Executive currently are parties to a Change of Control Agreement dated March 31, 1997, as amended by Amendment No. 1 to Change of Control Agreement dated March 31, 1998 (the "Agreement").

     B. Executive and CBI desire to amend the Agreement as set forth herein.

     In consideration of the mutual agreements herein set forth and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Section 3.a. of the Agreement is hereby amended to read in its entirety as follows:

          a. Acquiring Person: shall mean any Person other than (a) Executive or any Affiliate of Executive, or (b) CBI or any Subsidiary, any employee benefit plan of CBI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI, or any trustee or other fiduciary holding securities under an employee benefit plan of CBI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI.

     2. Section 3.d of the Agreement is hereby amended to read in its entirety as follows:

          d. Change of Control: shall be deemed to have occurred if:

               (i) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of CBI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of CBI;

               (ii) a public announcement is made of a tender or exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, fifty percent or more of the outstanding Voting Securities of CBI, and the Board of Directors of CBI (the "Board") approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act, provided, that, within one year after the occurrence of such event, an event described in clauses (i), (iii) or (iv) hereof shall have occurred (in which case a Change of Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (ii));

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               (iii) the stockholders of CBI approve a merger or consolidation of CBI with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of CBI), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CBI outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CBI outstanding immediately prior to such merger or consolidation and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger of consolidation shall not be deemed a "Conversion Transaction";

               (iv) the stockholders of CBI or CBCC approve a plan of complete liquidation of CBI or CBCC, respectively, or an agreement for the sale or disposition by CBI or CBCC of all or substantially all of CBI's or CBCC's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CBI's or CBCC's assets in one transaction or a series of related transactions to a Subsidiary or any other Person owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI;

               (v) CBI ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBCC representing at least a majority of the combined voting power of the then outstanding Voting Securities of CBCC other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of CBCC or any Person into which CBCC is merged or otherwise consolidated which are not owned by CBI or any Subsidiary of CBI are owned, directly or indirectly, by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI immediately prior to such transaction; or

               (vi) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board.

     3. Section 3 of the Agreement hereby is further amended by adding new Sections 3.l, 3.m and 3.n to read in their entirety as follows:

          l. CVC Directors: (A) those members of the Board who are, or who have served as, employees, officers or directors of Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the Board and (B) any other members of the Board nominated by (i) such members of the Board described in (A) above, (ii) CVC,



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     (iii) CSCL, (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange
     Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of the Company.

          m. Incumbent Board: individuals who, as of the date hereof, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; provided that, for purposes of this Agreement, the Incumbent Board shall not include the CVC Directors.

     4. The terms and provisions of Sections 10, 14 and 16 of the Agreement hereby are incorporated by reference into this Amendment mutandis mutandi to the same extent as if set forth herein.

     5. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                       CHASE INDUSTRIES INC.


                                       By: /s/ MARTIN V. ALONZO
                                           -------------------------------------
                                           Martin V. Alonzo, President


                                       EXECUTIVE: /s/ MICHAEL T. SEGRAVES
                                                  ------------------------------
                                                  Michael T. Segraves